Exhibit 99.1

Contact:

AtriCure, Inc.

Julie A. Piton

Vice President and Chief Financial Officer

(513) 755-4561

jpiton@atricure.com

AtriCure’s Synergy Ablation System Receives a Recommendation from FDA Expert Advisors

Circulatory System Devices Panel Votes in Favor of FDA Approval for AtriCure’s

Surgical Ablation System to Treat Atrial Fibrillation

WEST CHESTER, Ohio – October 26, 2011 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems and systems for the exclusion of the left atrial appendage, today announced that AtriCure’s Synergy Ablation System received a vote of approval from the Circulatory System Devices Panel of the U.S. Food and Drug Administration (FDA). The panel recommended that the FDA approve the system for the treatment of atrial fibrillation (AF) during open-heart concomitant surgical procedures. This marks the first time FDA’s expert panel has voted to recommend a surgical ablation system to treat AF.

“We are very pleased with the panel’s approval recommendation and we look forward to working interactively with the FDA to facilitate an AF approval for our Synergy Ablation System. An AF label will result in a comprehensive surgeon training program, which we believe will optimize patient care and improve outcomes for patients with AF undergoing open-heart surgery,” said David J. Drachman, President and Chief Executive Officer. “We would like to thank all of our partners who worked with us on the ABLATE trial, particularly the FDA, physicians and their patients. Additionally, I would like to recognize the efforts of the AtriCure team, who have worked tirelessly toward the successful achievement of this important milestone.”

The Synergy Ablation System includes AtriCure’s Isolator Synergy clamps, a radiofrequency generator and related switchbox. It is currently cleared in the United States for cardiac tissue ablation during concomitant open-heart surgical procedures.

The approval recommendation by the panel includes a post-approval study and a physician training program. The FDA is not required to follow the panel’s recommendations.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company and a leader in developing, manufacturing and selling innovative cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac, or heart, tissue and systems for the exclusion of the left atrial appendage. The Company believes cardiothoracic surgeons are adopting its ablation products for the treatment of atrial fibrillation, or AF, during concomitant open-heart surgical procedures and sole-therapy minimally invasive procedures. AF affects more than 5.5 million people worldwide and predisposes them to a five-fold increased risk of stroke. AtriCure is conducting clinical trials in support of an AF indication. However, to date, the FDA has not cleared or approved AtriCure’s products for the treatment of AF or a reduction in the risk of stroke.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.